As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amber International Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1 Wallich Street,

#30-02 Guoco Tower,

Singapore 078881

+65 60220228

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2025 Post-IPO Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

United States of America

(1) 800 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Copies to:

Josephine Ngai Chief Financial Officer Amber International Holding Limited 1 Wallich Street, #30-02 Guoco Tower, Singapore 078881 +65 60220228	Shuang Zhao, Esq. Cleary Gottlieb Steen & Hamilton LLP c/o 37th Floor, Hysan Place 500 Hennessy Road Causeway Bay, Hong Kong +852 2521 4122

EXPLANATORY NOTE

This registration statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purposes of registering an aggregate of 7,100,000 Class A ordinary shares of Amber International Holding Limited (the “Registrant”) that have been added to the award pool of the Post-IPO Share Incentive Plan. These 7,100,000 Class A ordinary shares are additional securities of the same class as other securities of the Company for which the S-8 Registration Statement was filed with the Commission on June 12, 2018 (file number: 333-225568) (the “Original S-8 Registration Statement”), and were not previously registered under the Original S-8 Registration Statement, the S-8 Registration Statement filed with the Commission on October 9, 2018 (file number: 333-227747), or the S-8 Registration Statement filed with the Commission on February 26, 2021 (file number: 333-253596) (the “Prior Registration Statements”).

Previously, an aggregate of 6,491,335 Class A ordinary shares of the Registrant were registered for issuance under the 2018 Share Incentive and the Post-IPO Share Incentive Plan pursuant to the Prior Registration Statements. In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except as otherwise set forth herein.

On December 31, 2021, the board of directors of the Registrant approved an increase of 1,500,000 Class A ordinary shares (the “2021 Second Amendment”) to the award pool under the Post-IPO Share Incentive Plan. On May 16, 2025, the board of directors of the Registrant further amended the Post-IPO Share Incentive Plan by increasing 5,000,000 Class A ordinary shares to the award pool (the “2025 Amendment” and as amended, the “2025 Post-IPO Share Incentive Plan”). The aggregate of newly added 6,500,000 Class A ordinary shares are being registered on this registration statement.

Under the 2025 Post-IPO Share Incentive Plan, the maximum aggregate number of Class A ordinary shares available for all awards will initially be 11,000,000 Class A ordinary shares, plus an annual increase for each fiscal year of the Registrant during the term of this 2025 Post-IPO Share Incentive Plan commencing with the fiscal year beginning January 1, 2026, by an amount equal to (i) 0.5% of the total number of Class A shares issued and outstanding on the last day of the immediately preceding fiscal year, or (ii) such number of Shares as may be determined by the Board, the size of the award pool to be equitably adjusted in the event of any share dividend, subdivision, reclassification, recapitalization, split, reverse split, combination, consolidation or similar transactions (the “Evergreen Provision”).

Pursuant to the Evergreen Provision, the maximum aggregate number of shares which may be issued under the Post-IPO Share Incentive Plan increased by an aggregate of 600,000 Class A ordinary shares in 2021, 2022, 2023 and 2024. The newly added 600,000 Class A ordinary shares pursuant to the Evergreen Provision are being registered on this registration statement.

PART I

The Registrant is not filing or including in this Registration Statement the information called for in Part I of Form S-8 (by incorporation, by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the “Registrant” with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 29, 2025 (File No. 001-38313);

(b)	The Registrant’s transition report on Form 20-F for the transition period from July 1, 2024 to December 31, 2024, filed with the Commission on June 12, 2025 (File No. 001-38313);

(c)	The proxy statement attached to the Registrant’s current report on Form 6-K, filed with the Commission on December 19, 2024 (File No. 001-38313);

(d)	The Registrant’s prospectus dated March 12, 2025 (File No. 333-221860) filed with the Commission on March 12, 2025 pursuant to Rule 424(b)(3) under the Securities Act;

(e)	The description of the Registrant’s Class A ordinary shares and ADSs incorporated by reference in the Registrant’s registration statement on Form 8-A filed with the Commission on December 1, 2017, including any amendment and report subsequently filed for the purpose of updating that description (File No. 001-38313);

(f)	The S-8 Registration Statement filed with the Commission on June 12, 2018 (File No. 333-225568);

(g)	The S-8 Registration Statement filed with the Commission on October 9, 2018 (File No. 333-227747); and

(h)	The S-8 Registration Statement filed with the Commission on February 26, 2021 (File No. 333-253596).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8.	Exhibits

See the Index to Exhibits attached hereto.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Tenth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 1.1 to the annual report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission on April 29, 2025 (File No. 001-38313))

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 2.2 to the annual report on Form 20-F for the year ended December 31, 2024, filed with the Securities and Exchange Commission on April 29, 2025 (File No. 001-38313))

4.3	Form of Amended and Restated Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated by reference to Exhibit (a)(2) to the Form F-6 Registration Statement (file No. 333-288354) filed with the Securities and Exchange Commission on June 26, 2025)

5.1*	Opinion of Travers Thorp Alberga Attorneys at Law, Cayman Islands counsel to the Registrant, regarding the legality of the Class A ordinary shares being registered

10.1*	2025 Post-IPO Share Incentive Plan of Amber International Holding Limited, as amended and restated on May 16, 2025

23.1*	Consent of WWC, P.C., an independent registered public accounting firm

23.3*	Consent of Travers Thorp Alberga Attorneys at Law (included in Exhibit 5.1)

23.4*	Consent of Jingtian & Gongcheng

23.5*	Consent of Commerce & Finance Law Offices

23.6*	Consent of Harry Elias Partnership LLP

23.7*	Consent of Taylor Wessing

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on June 27, 2025.

Amber International Holding Limited

By:	/s/Josephine Ngai Yuk Chun
Name:	Josephine Ngai Yuk Chun
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Wayne Huo and Josephine Ngai, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 27, 2025.

Signature	Title	Date

/s/Michael Wu	Chairman of the Board	June 27, 2025
Michael Wu

/s/Wayne Huo	Chief Executive Officer and Director	June 27, 2025
Wayne Huo	(principal executive officer)

/s/Wing Hong Sammy Hsieh	Director	June 27, 2025
Wing Hong Sammy Hsieh

/s/Lub Bun Chong	Independent Director	June 27, 2025
Lub Bun Chong

/s/Philip Kan	Independent Director	June 27, 2025
Philip Kan

/s/Wing Wai Winson Ip	Independent Director	June 27, 2025
Wing Wai Winson Ip

/s/Josephine Ngai Yuk Chun	Chief Financial Officer	June 27, 2025
Josephine Ngai Yuk Chun	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Amber International Holding Limited has signed this registration statement or amendment thereto in New York on June 27, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President